Exhibit 4.5

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                    OF TRANS WORLD ENTERTAINMENT CORPORATION
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW




The undersigned, being the President and Secretary of Trans World Entertainment Corporation, do hereby certify:

     1. The name of the corporation is Trans World Entertainment Corporation. The name under which the corporation was originally incorporated is Trans World Music Corp.

     2. The certificate of incorporation of said corporation was filed by the Department of State on the 7th day of February, 1972.

     3. The certificate of incorporation is amended to increase the aggregate number of shares the corporation is authorized to issue. The first two sentences of paragraph "Fourth" of the certificate of incorporation which refers to the authorized shares is amended to read as follows:

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     "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 205,000,000. Of said shares, 5,000,000 shares shall be of a class designated as Preferred Stock with a par value of $.01 each and 200,000,000 shares shall be of a class designated as Common Stock with a par value of $.01 each."

     4. The certificate of incorporation is also amended by adding a new Paragraph "Ninth" in the following form:

     "NINTH: 1) The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by a majority of the entire Board of Directors; provided, however, that any decrease in the number of Directors shall not shorten the term of any incumbent Director.

     2) The Directors, shall be classified, with respect to the term for which they hold office, into three classes, as nearly equal in number as possible. The initial Class 1 Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 1999, the initial Class 2 Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2000, the initial Class 3 Directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2001 and, in each case, until their successors are duly elected and qualified. At each annual meeting of shareholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of votes cast at such meeting and shall hold office for a term expiring

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at the annual meeting of shareholders held in the third year following the year of their election, and until their successors are duly elected and qualified.

     3) Any and all vacancies in the Board of Directors, however occurring, including without limitation, by reason of an increase in size of the Board of Directors, or death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that any Director who is appointed to the Board of Directors shall not be classified until the next annual meeting of shareholders. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director."

     5. These amendments to the certificate of incorporation of Trans World Entertainment Corporation were authorized by the unanimous written consent of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares of capital stock entitled to vote thereon at a meeting of the shareholders.


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     IN WITNESS WHEREOF, the undersigned have executed and signed this certificate of amendment on this 22nd day of April, 1999, and we hereby affirm the statements contained therein as true under penalties of perjury.


                          /s/ Robert J. Higgins
                          ----------------------------------
                          Robert J. Higgins, President



                          /s/ Matthew H. Mataraso
                          ----------------------------------
                          Matthew H. Mataraso, Secretary



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